                                                                     EXHIBIT 4.1

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                               TRANSMONTAIGNE INC.
             AND THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

                    9 1/8% SENIOR SUBORDINATED NOTES DUE 2010

                                   ----------

                                    INDENTURE

                            Dated as of May 30, 2003

                                   ----------

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee


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

                              CROSS-REFERENCE TABLE

  TIA                                                                               Indenture
Section                                                                              Section
-------                                                                            -----------
310(a)(1).......................................................................      7.10
   (a)(2).......................................................................      7.10
   (a)(3).......................................................................      N.A.
   (a)(4).......................................................................      N.A.
   (a)(5).......................................................................      7.10
   (b)..........................................................................      7.10
   (c)..........................................................................      N.A.
311(a)..........................................................................      7.11
   (b)..........................................................................      7.11
   (c)..........................................................................      N.A.
312(a)..........................................................................      2.05
   (b)..........................................................................      13.03
   (c)..........................................................................      13.03
313(a)..........................................................................      7.06
   (b)(2).......................................................................      7.07
   (c)..........................................................................      7.06; 13.02
   (d)..........................................................................      7.06
314(a)..........................................................................      4.03; 13.02
   (c)(1).......................................................................      13.04
   (c)(2).......................................................................      13.04
   (c)(3).......................................................................      N.A.
   (e)..........................................................................      13.05
   (f)..........................................................................      N.A.
315(a)..........................................................................      7.01
   (b)..........................................................................      7.05; 13.02
   (c)..........................................................................      7.01
   (d)..........................................................................      7.01
   (e)..........................................................................      6.11
316(a) (last sentence)..........................................................      2.09
   (a)(1)(A)....................................................................      6.05
   (a)(1)(B)....................................................................      6.04
   (a)(2).......................................................................      N.A.
   (b)..........................................................................      6.07
   (c)..........................................................................      2.12
317(a)(1).......................................................................      6.08
   (a)(2).......................................................................      6.09
   (b)..........................................................................      2.04
318(a)..........................................................................      13.01
   (b)..........................................................................      N.A.
   (c)..........................................................................      13.01

----------
N.A. means Not Applicable

Note:  This Cross-Reference Table is not part of this Agreement.

                                TABLE OF CONTENTS

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
                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

1.01    Definitions..................................................................................1
1.02    Other Definitions...........................................................................27
1.03    Incorporation by Reference of Trust Indenture Act...........................................28
1.04    Rules of Construction.......................................................................28

                                   ARTICLE II

                                    THE NOTES

2.01    Form and Dating.............................................................................29
2.02    Execution and Authentication................................................................30
2.03    Registrar and Paying Agent..................................................................30
2.04    Paying Agent to Hold Money in Trust.........................................................31
2.05    Holder Lists................................................................................31
2.06    Transfer and Exchange.......................................................................31
2.07    Replacement Notes...........................................................................44
2.08    Outstanding Notes...........................................................................45
2.09    Treasury Notes..............................................................................45
2.10    Temporary Notes.............................................................................45
2.11    Cancellation................................................................................45
2.12    Defaulted Interest..........................................................................46
2.13    CUSIP Numbers...............................................................................46

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

3.01    Notices to Trustee..........................................................................46
3.02    Selection of Notes to Be Redeemed...........................................................46
3.03    Notice of Redemption........................................................................47
3.04    Effect of Notice of Redemption..............................................................48
3.05    Deposit of Redemption Price.................................................................48
3.06    Notes Redeemed in Part......................................................................48
3.07    Optional Redemption.........................................................................48
3.08    Mandatory Redemption........................................................................49

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                                   ARTICLE IV

                                    COVENANTS

4.01    Payment of Notes............................................................................49
4.02    Maintenance of Office or Agency.............................................................50
4.03    Reports.....................................................................................50
4.04    Compliance Certificate......................................................................51
4.05    Taxes.......................................................................................51
4.06    Stay, Extension and Usury Laws..............................................................52
4.07    Restricted Payments.........................................................................52
4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries..............................54
4.09    Limitation on Additional Indebtedness.......................................................56
4.10    Asset Sales.................................................................................57
4.11    Transactions with Affiliates................................................................59
4.12    Liens.......................................................................................60
4.13    Business Activities.........................................................................61
4.14    Corporate Existence.........................................................................61
4.15    Offer to Repurchase Upon Change of Control..................................................61
4.16    Designation of Unrestricted Subsidiaries....................................................62
4.17    Limitation on Issuance or Sale of Equity Interests of Restricted Subsidiaries...............63
4.18    Additional Note Guarantees..................................................................63
4.19    Limitation on Layering Indebtedness.........................................................64

                                    ARTICLE V

                                   SUCCESSORS

5.01    Merger, Consolidation, or Sale of Assets....................................................64
5.02    Successor Corporation Substituted...........................................................65

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

6.01    Events of Default...........................................................................65
6.02    Acceleration................................................................................67
6.03    Other Remedies..............................................................................67
6.04    Waiver of Past Defaults.....................................................................68
6.05    Control by Majority.........................................................................68
6.06    Limitation on Suits.........................................................................68
6.07    Rights of Holders of Notes to Receive Payment...............................................69
6.08    Collection Suit by Trustee..................................................................69
6.09    Trustee May File Proofs of Claim............................................................69
6.10    Priorities..................................................................................69
6.11    Undertaking for Costs.......................................................................70


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
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
                                   ARTICLE VII

                                     TRUSTEE

7.01    Duties of Trustee...........................................................................70
7.02    Rights of Trustee...........................................................................71
7.03    Individual Rights of Trustee................................................................72
7.04    Trustee's Disclaimer........................................................................72
7.05    Notice of Defaults..........................................................................73
7.06    Reports by Trustee to Holders of the Notes..................................................73
7.07    Compensation and Indemnity..................................................................73
7.08    Replacement of Trustee......................................................................74
7.09    Successor Trustee by Merger, etc............................................................75
7.10    Eligibility; Disqualification...............................................................75
7.11    Preferential Collection of Claims Against Company...........................................75

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.01    Option to Effect Legal Defeasance or Covenant Defeasance....................................76
8.02    Legal Defeasance and Discharge..............................................................76
8.03    Covenant Defeasance.........................................................................76
8.04    Conditions to Legal or Covenant Defeasance..................................................77
8.05    Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous
        Provisions..................................................................................78
8.06    Repayment to Company........................................................................78
8.07    Reinstatement...............................................................................79

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

9.01    Without Consent of Holders of Notes.........................................................79
9.02    With Consent of Holders of Notes............................................................80
9.03    Compliance with Trust Indenture Act.........................................................81
9.04    Revocation and Effect of Consents...........................................................81
9.05    Notation on or Exchange of Notes............................................................82
9.06    Trustee to Sign Amendments, etc.............................................................82

                                    ARTICLE X

                                  SUBORDINATION

10.01   Agreement to Subordinate....................................................................82
10.02   Liquidation; Dissolution; Bankruptcy........................................................82
10.03   Default on Designated Senior Debt...........................................................83
10.04   Acceleration of Securities..................................................................84

                                                                                                   Page
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
10.05   When Distribution Must Be Paid Over.........................................................84
10.06   Notice by Company...........................................................................84
10.07   Subrogation.................................................................................84
10.08   Relative Rights.............................................................................85
10.09   Subordination May Not Be Impaired by Company................................................85
10.10   Distribution or Notice to Representative....................................................85
10.11   Rights of Trustee and Paying Agent..........................................................85
10.12   Authorization to Effect Subordination.......................................................86
10.13   Amendments..................................................................................86

                                   ARTICLE XI

                                 NOTE GUARANTEES

11.01   Guarantee...................................................................................86
11.02   Subordination of Note Guarantee.............................................................87
11.03   Limitation on Guarantor Liability...........................................................87
11.04   Execution and Delivery of Note Guarantee....................................................88
11.05   Guarantors May Consolidate, etc., on Certain Terms..........................................88
11.06   Releases Following Sale of Assets...........................................................89

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

12.01   Satisfaction and Discharge..................................................................89
12.02   Application of Trust Money..................................................................90

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01   Trust Indenture Act Controls................................................................91
13.02   Notices.....................................................................................91
13.03   Communication by Holders of Notes with Other Holders of Notes...............................92
13.04   Certificate and Opinion as to Conditions Precedent..........................................92
13.05   Statements Required in Certificate or Opinion...............................................92
13.06   Rules by Trustee and Agents.................................................................93
13.07   No Personal Liability of Directors, Officers, Employees and Stockholders....................93
13.08   Governing Law...............................................................................93
13.09   No Adverse Interpretation of Other Agreements...............................................93
13.10   Successors..................................................................................93
13.11   Severability................................................................................94
13.12   Counterpart Originals.......................................................................94
13.13   Table of Contents, Headings, etc............................................................94

EXHIBITS

Exhibit A-1   FORM OF NOTE
Exhibit A-2   FORM OF REGULATION S GLOBAL NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE
Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF NOTE GUARANTEE
Exhibit F     FORM OF SUPPLEMENTAL INDENTURE

Annex A       RELATED PARTY AGREEMENTS AND TRANSACTIONS

        INDENTURE dated as of May 30, 2003 (the "AGREEMENT") between TransMontaigne Inc., a Delaware corporation (the "COMPANY"), the subsidiary guarantors listed on the signature pages hereto (collectively, the "GUARANTORS") and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE").

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

1.1.    DEFINITIONS.

        "144A GLOBAL NOTE" means a global note substantially in the form of EXHIBIT A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "ACQUIRED INDEBTEDNESS" means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

        "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

        "ADDITIONAL NOTES" means an unlimited principal amount of Notes (other than the Initial Notes) issued under this Agreement in accordance with Sections
2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        "AFFILIATE" of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.11 hereof Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, "control" of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "AGENT" means any Registrar, Paying Agent or co-registrar.

        "AGREEMENT" means this Indenture, as amended or supplemented from time to time.

        "AMEND" means to amend, supplement, restate, amend and restate or otherwise modify; and "AMENDMENT" shall have a correlative meaning.

        "APPLICABLE PREMIUM" means with respect to a Note at any time, the greater of (1) 1.0% of the principal amount of such Note at such time and (2) the excess of (A) the present value at such time of the principal amount of such Note plus any required interest payments due on such Note from the redemption date to June 1, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

        "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "ASSET" means any asset or property.

        "ASSET ACQUISITION" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

        "ASSET SALE" means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "TRANSFER"), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

                (1)     transfers of cash or Cash Equivalents;

                (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with Section 5.01 hereof;

                (3) Permitted Investments and Restricted Payments permitted under Section 4.07 hereof;

                (4)     the creation or realization of any Permitted Lien;

                (5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

                (6) the surrender or waiver of contract rights or the settlement, release, or surrender or contract, tort or other claims of any kind;

                (7) exchanges of assets of the Company or any of its Restricted Subsidiaries for consideration consisting of other assets used in the business of the Company or such Restricted Subsidiary; PROVIDED, HOWEVER, that at least 80% of the consideration received in any such exchange shall consist of assets used or useful in the Permitted Business and the balance of such consideration shall consist of cash and Cash Equivalents; and PROVIDED, FURTHER, that such exchanges of assets shall be subject to Section 4.10(a)(i) hereof; and

                (8) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $5.0 million.

        "ATTRIBUTABLE INDEBTEDNESS", when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

        "BANKRUPTCY LAW" means Title 11 of the U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

        "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

        "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors or comparable governing body of such Person.

        "BORROWING BASE" means, on any date, the sum of the following (without duplication): (1) 100% of cash and Cash Equivalents including, without limitation, cash being held as margin deposits in respect of commodities margin loans irrespective of whether such cash is restricted as a result thereof, PLUS
(2) 85% of Receivables, PLUS (3) 80% of Inventory and 100% of Eligible Exchange Contract Balances (if positive), MINUS (4) any and all outstanding Indebtedness in respect of commodities margin loans.

        "BROKER-DEALER" has the meaning set forth in the Registration Rights Agreement.

        "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

        "CAPITALIZED LEASE" means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

        "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "CAPITAL STOCK" means (1) in the case of a corporation, corporate stock,
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "CASH EQUIVALENTS" means: (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch; (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Company or an Affiliate of the Company, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's; (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

        "CHANGE OF CONTROL" means the occurrence of any of the following events:
(1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause
(1) that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 40% of the voting power of the total outstanding Voting Stock of the Company; (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company; (3) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Sub-sidiary or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or (4) the Company shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Company.

        "CLEARSTREAM" means Clearstream Bank S.A.

        "COMPANY" means TransMontaigne Inc., and any and all successors thereto and not to any of its Subsidiaries.

        "CONSOLIDATED AMORTIZATION EXPENSE" for any period means the amortization expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED CASH FLOW" for any period means, without duplication, the sum of the amounts, in each case determined on a consolidated basis in accordance with GAAP, for such period of (1) Consolidated Net Income, PLUS (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders, (a) Consolidated Income Tax Expense, (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),
(c) Consolidated Depreciation Expense, (d) Consolidated Interest Expense, and
(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, MINUS (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period, MINUS (4) any gain recognized on beginning inventory-discretionary volumes and any gain on liquidation of inventories-minimum volumes, PLUS (5) any gain deferred on ending inventory-discretionary volumes, any lower of cost or market write-downs on base inventory volumes and any lower of cost or market write-downs on inventories-minimum volumes.

        "CONSOLIDATED CURRENT LIABILITIES" means, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis, including the current portion of all Funded Debt.

        "CONSOLIDATED DEPRECIATION EXPENSE" for any period means the depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED INCOME TAX EXPENSE" for any period means the provision for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

        "CONSOLIDATED INTEREST COVERAGE RATIO" means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "FOUR-QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "TRANSACTION DATE") to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a PRO FORMA basis for the period of such calculation to:

                (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

                (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

        If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this definition, whenever PRO FORMA effect is to be given to an Asset Acquisition, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with Indebtedness incurred in connection therewith shall be based upon the reasonable good faith determination of the Chief Financial Officer of the Company.

        In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage
Ratio: (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or simi-lar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

        "CONSOLIDATED INTEREST EXPENSE" for any period means the sum, without duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication, (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness, (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings, (3) the net costs associated with Hedging Obligations under clause (1) of the definition of such term; PROVIDED, HOWEVER, that the calculation of such costs shall not include the cash settlement amount paid on the early termination of Hedging Obligations terminated prior to March 31, 2003, (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses, except those incurred in connection with the Notes and the Credit Agreement and except those amortized or written off prior to the Issue Date with respect to Indebtedness no longer outstanding as of the Issue Date, (5) the interest portion of any deferred payment obligations, (6) all other non-cash interest expense, (7) capitalized interest, (8) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Company or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Company or a Wholly-Owned Restricted Subsidiary), MULTIPLIED BY (b) a fraction, the numerator of which is one and the denominator of which is one MINUS the lower of the then current combined federal, state and local current or statutory tax rate of the Company and the Restricted Subsidiaries, expressed as a decimal, (9) all interest payable with respect to discontinued operations, and (10) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary.

        "CONSOLIDATED NET INCOME" for any period means the net income (or loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

                (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any of its Wholly-Owned Restricted Subsidiaries during such period;

                (2) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

                (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

                (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

                (5) for purposes of calculating the Restricted Payments Basket only, (y) the sum of (i) any gain recognized on beginning inventory-discretionary volumes, PLUS (ii) any net margin recognized on sale of inventory-minimum volumes, MINUS (iii) any gain deferred on ending inventory-discretionary volumes, MINUS (iv) any lower of cost or market write-downs on base inventory volumes, MINUS (v) any lower of cost or market write-downs on inventories-minimum volumes, PLUS (z) the product of (y) and the Company's combined federal and state income tax rate;

                (6) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary; and

                (7) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period.

        In addition any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.07(a)(iii)(D) hereof or decreased the amount of Investments outstanding pursuant to clause
(12) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

        "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date, the total of: (1) the total assets of the Company and its Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis; MINUS (2) Consolidated Current Liabilities; MINUS (3) all other liabilities of the Company and its Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis other than liabilities for Funded Debt; MINUS (4) the amount of intangible assets carried on the balance sheet of the Company and its Restricted Subsidiaries determined in accordance with GAAP on a consolidated basis, including goodwill, patents, patent applications, copyrights, trademarks, trade names, research and development expense, organizational expense, annualized debt discount and expense, deferred financing charges and debt acquisition costs; MINUS (5) the amount at which any minority interest in a Restricted Subsidiary appears as a liability on the consolidated balance sheet of the Company and its Restricted Subsidiaries.

        "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and
(2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

        "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "COVERAGE RATIO EXCEPTION" has the meaning set forth in Section 4.09(a) hereof.

        "CREDIT AGREEMENT" means the Credit Agreement dated as of February 28, 2003 by and among the Company, as Borrower, UBS AG, Stamford Branch, as administrative agent and collateral agent, UBS Warburg LLC, as lead arranger and book manager, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders.

        "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

        "DEFAULT" means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

        "DEFINITIVE NOTE" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of EXHIBIT A-1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "DEPOSITARY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Agreement.

        "DEPOSITARY CUSTODIAN" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

        "DESIGNATED SENIOR DEBT" means (1) Senior Debt Indebtedness under or in respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25.0 million and is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

        "DESIGNATION" has the meaning specified in Section 4.16 hereof.

        "DESIGNATION AMOUNT" has the meaning specified in Section 4.16 hereof.

        "DISQUALIFIED EQUITY INTERESTS" of any Person means any Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; PROVIDED, HOWEVER, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that is not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that is not Disqualified Equity Interests; PROVIDED, FURTHER, HOWEVER, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 4.15 hereof and such Equity Interests specifically provides that the Company will not redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as required pursuant to the provisions described under Section 4.15 hereof.

        "ELIGIBLE EXCHANGE CONTRACT BALANCES" means, at any date, the amount of the balance, determined in accordance with prices set forth in the applicable exchange contracts, based on current value on a mark-to-market basis, of any rights of the Company and its Restricted Subsidiaries to receive petroleum products, money or other value arising from the trading, lending, borrowing or exchange of petroleum products.

        "EQUITY INTERESTS" of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

        "EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

        "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

        "EXCHANGE NOTES" means the Series B Notes (as defined in the Registration Rights Agreement) issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.

        "EXCHANGE OFFER" has the meaning set forth in the Registration Rights Agreement.

        "EXCHANGE OFFER REGISTRATION STATEMENT" has the meaning set forth in the Registration Rights Agreement.

        "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

        "FOREIGN SUBSIDIARY" means any Subsidiary of the Company which (i) is not organized under the laws of (x) the United States or any state thereof or
(y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

        "FOREIGN TRADE REGULATIONS" means (a) any act that prohibits or restricts, or empowers the President or any executive agency of the United States of America to prohibit or restrict, exports to or financial transactions with any foreign country or foreign national, (b) the regulations with respect to certain prohibited foreign trade transactions set forth at 22 C.F.R. Parts 120-130 and 31 C.F.R. Part 500 and (c) any order, regulation, ruling, interpretation, direction, instruction or notice relating to any of the foregoing.

        "FUNDED DEBT" means all Indebtedness of the Company or other specified Person which is payable more than one year from the date of creation thereof and shall include (a) current maturities of such Indebtedness and (b) all Indebtedness consisting of reimbursement obligations with respect to letters of credit other than letters of credit issued to finance inventory purchases or to secure other debt appearing on the balance sheet of the obligor.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

        "GLOBAL NOTE LEGEND" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Agreement.

        "GLOBAL NOTES" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of EXHIBIT A hereto issued in accordance with Section 2.01, 2.02, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

        "GUARANTEE" means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such

Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). "GUARANTEE," when used as a verb, and "GUARANTEED" have correlative meanings.

        "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

        Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of: (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and (2) all Hedging Obligations in respect of the Credit Agreement; in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include: (1) any Indebtedness of such Guarantor to the Company or any of its Subsidiaries; (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation); (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services; (4) Indebtedness represented by Disqualified Equity Interests; (5) any liability for taxes owed or owing by such Guarantor; (6) that portion of any Indebtedness incurred in violation of Section 4.09 hereof (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement); (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "GUARANTORS" means each Restricted Subsidiary of the Company on the Issue Date, and each other Person that is required to become a Guarantor by the terms of this Agreement after the Issue Date, in each case, until such Person is released from its Note Guarantee.

        "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates or (2) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement.

        "HOLDER" means any registered holder, from time to time, of the Notes.

        "IAI GLOBAL NOTE" means the global Note substantially in the form of EXHIBIT A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

        "INCUR" means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or, indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; PROVIDED that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred at such time by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

        "INDEBTEDNESS" of any Person at any date means, without duplication: (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services; (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person; (6) all Capitalized Lease Obligations of such Person; (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; PROVIDED that Indebtedness of the Company or its Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis; (9) all Attributable Indebtedness; (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

        Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the full principal amount at maturity thereof. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Agreement.

        "INDEPENDENT DIRECTOR" means a director of the Company who (1) is independent with respect to the transaction at issue; (2) does not have any material financial interest in the Company or any of its Af-filiates (other than as a result of holding securities of the Company); and (3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Company or any of its Affiliates, other than customary directors' fees, stock option grants or other compensation for serving on the Board of Directors of the Company or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Company's or Affiliate's board and board committee meetings.

        "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

        "INDIRECT PARTICIPANT" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "INITIAL NOTES" means the first $200.0 million aggregate principal amount of 9 1/8% Senior Subordinated Notes due 2010 issued under this Agreement on the Issue Date.

        "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

        "INTEREST" means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

        "INVENTORY" means, at any date, the Fair Market Value of all inventory of refined petroleum products owned by the Company or any of its Restricted Subsidiaries (including discretionary and minimum volumes), and which meets all of the following requirements: (1) is in good saleable condition, is not deteriorating in quality and is not obsolete; (2) is physically located within the United States of America; and (3) has not been placed on consignment.

        "INVESTMENTS" of any Person means: (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person; (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

        Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.16 hereof. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Company shall be deemed not to be Investments.

        "ISSUE DATE" means the date on which the Initial Notes are originally issued, May 30, 2003.

        "JOINT VENTURE" means a corporation, partnership or other entity engaged in one or more of the Permitted Businesses in which the Company or its Restricted Subsidiaries does not have control but owns, directly or indirectly, at least 10% of the Equity Interests.

        "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

        "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "LIEN" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

        "MOODY'S" means Moody's Investors Service, Inc., and its successors.

        "NET AVAILABLE PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale; (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements); (3) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon; (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; PROVIDED, HOWEVER, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

        "NON-RECOURSE DEBT" means Indebtedness of an Unrestricted Subsidiary:

                (1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

                (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

        "NON-U.S. PERSON" means a Person who is not a U.S. Person.

        "NOTE GUARANTEE" means the Guarantee by each Guarantor of the Company's payment obligations under this Agreement and on the Notes, executed pursuant to the provisions of this Agreement.

        "NOTES" means the Initial Notes, the Exchange Notes and the Additional Notes, if any, permitted to be issued in accordance with this Agreement.

        "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

        "OFFERING" means the offering of the Notes by the Company.

        "OFFICER" means any of the following of the Company: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

        "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

        "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or any Guarantor that ranks PARI PASSU as to payment with the Notes or the Note Guarantees, as applicable.

        "PARTICIPANT" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "PERMITTED BUSINESS" means the businesses and joint ventures engaged in by the Company and its Subsidiaries on the Issue Date as described in this offering memorandum and businesses and joint ventures that are reasonably related thereto or reasonable extensions thereof.

        "PERMITTED INVESTMENTS" means:

                (1) Investments by the Company or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or a Restricted Subsidiary;

                (2)     Investments in the Company by any Restricted Subsidiary;

                (3) loans and advances made in the ordinary course of business to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes not in excess of $3.0 million at any one time outstanding;

                (4)     Hedging Obligations incurred pursuant to
        Section 4.09(b)(iv) hereof;

                (5)     cash or Cash Equivalents;

                (6) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                (7) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                (8) Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 hereof;

                (9) lease, utility and other similar deposits in the ordinary course of business;

                (10) Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Company or the proceeds thereof; PROVIDED, that such proceeds do not increase the Restricted Payments Basket;

                (11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                (12) Investments made by the Company or a Restricted Subsidiary in a Permitted Business reasonably related to the businesses currently operated by the Company or such Restricted Subsidiary, not to exceed $25.0 million at any one time outstanding; and

                (13) other Investments in an aggregate amount not to exceed $15.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

        The amount of Investments outstanding at any time pursuant to clause
(12) above shall be deemed to be reduced: (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (12) above, by an amount equal to the return of capital with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (12) above.

        "PERMITTED JUNIOR SECURITIES" means:

                (1)     Equity Interests in the Company or any Guarantor; or

                (2) debt securities that are subordinated to (a) all Senior Debt and Guarantor Senior Debt and (b) any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt under this Agreement.

        "PERMITTED LIENS" means the following types of Liens:

                (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                (2) statutory, contractual or common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 30 days or are being contested in good faith, and as to which the Company or the Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (4) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (5) judgment Liens not giving rise to a Default so long as such Liens are adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

                (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions or encumbrances in respect of real property or immaterial imperfections of title which do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

                (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

                (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

                (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; PROVIDED that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                (10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

                (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                (12) Liens securing all of the Notes and Liens securing any Note Guarantee;

                (13)    Liens securing Senior Debt or Guarantor Senior Debt;

                (14)    Liens existing on the Issue Date;

                (15)    Liens in favor of the Company or a Guarantor;

                (16)    Liens securing Indebtedness under the Credit Agreement;

                (17)    Liens securing Purchase Money Indebtedness;

                (18) Liens securing Acquired Indebtedness permitted to be incurred under this Agreement; PROVIDED that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

                (19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

                (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (14), (16),
        (17), (18), (19), (21) and (22); PROVIDED that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

                (21) Liens (a) to secure Attributable Indebtedness; provided that any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred or (b) arising in connection with Capitalized Leases;

                (22) Liens securing Indebtedness in respect of commodities margin loans permitted under Section 4.09(b)(xi);

                (23) Restrictions under Foreign Trade Regulations on the transfer or licensing of assets of the Company or its Restricted Subsidiaries; and

                (24) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $10.0 million at any one time outstanding.

        "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "PLAN OF LIQUIDATION" with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

        "PREFERRED STOCK" means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

        "PRINCIPAL" means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

        "PRIVATE PLACEMENT LEGEND" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Agreement except where otherwise permitted by the provisions of this Agreement.

        "PURCHASE MONEY INDEBTEDNESS" means Indebtedness, including Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; PROVIDED, HOWEVER, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and (3) such Indebtedness shall be incurred within 180 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, construction or improvement.

        "QUALIFIED EQUITY INTERESTS" means Equity Interests of the Company other than Disqualified Equity Interests; PROVIDED that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Company or financed, directly or indirectly, using funds (1) borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Company or any Subsidiary of the Company (including, without limitation, in respect of any employee stock ownership or benefit plan).

        "QUALIFIED EQUITY OFFERING" means the issuance and sale of Qualified Equity Interests of the Company to any Person other than a Subsidiary of the Company.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "RECEIVABLES" means, at any date, the aggregate amount (without duplication) of all accounts receivable carried on the books of the Company and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis arising in the ordinary course of business, LESS all reserves with respect to such accounts receivable and less any and all offsets, counterclaims or contras in respect thereof (including the amount of any account payable (including any uninvoiced account payable) or other liability owed by the Company or any of its Restricted Subsidiaries to the account debtor on such account receivable, whether or not a specific netting agreement may exist).

        "REDEEM" means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and "REDEMPTION" shall have a correlative meaning; PROVIDED that this definition shall not apply for purposes of Section 3.07 hereof.

        "REDESIGNATION" has the meaning given to such term in Section 4.16 hereof.

        "REFINANCE" means to refinance, repay, prepay, replace, renew or refund.

        "REFINANCING INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, any Indebtedness of the Company or any Restricted Subsidiary (the "REFINANCED INDEBTEDNESS") in a principal amount not in excess of the principal amount plus accrued interest, penalties and other costs of retiring the Refinanced Indebtedness so repaid or amended and the costs of issuance of such Refinancing Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); PROVIDED that:

                (1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

                (2) if the Refinanced Indebtedness was subordinated to or PARI PASSU with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly PARI PASSU with (in the case of Refinanced Indebtedness that was PARI PASSU with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

                (3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

                (4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

                (5) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

        "REGISTRATION RIGHTS AGREEMENT" means the A/B Exchange Registration Rights Agreement, dated as of May 30, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "REGULATION S" means Regulation S promulgated under the Securities Act.

        "REGULATION S GLOBAL NOTE" means a global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "REGULATION S PERMANENT GLOBAL NOTE" means a permanent global Note in the form of EXHIBIT A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

        "REGULATION S TEMPORARY GLOBAL NOTE" means a temporary global Note in the form of EXHIBIT A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "REPRESENTATIVE" means any agent or representative in respect of any Designated Senior Debt; PROVIDED that if, and for so long as, any Designated Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

        "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "RESTRICTED DEFINITIVE NOTE" means a Definitive Note bearing the Private Placement Legend.

        "RESTRICTED GLOBAL NOTE" means a Global Note bearing the Private Placement Legend.

        "RESTRICTED PAYMENT" means any of the following:

                (1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and PRO RATA dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

                (2) the redemption of any Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding any such Equity Interests held by the Company or any Restricted Subsidiary;

                (3)     any Investment other than a Permitted Investment; or

                (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

        "RESTRICTED PAYMENTS BASKET" has the meaning given to such term in
Section 4.07(a)(iii) hereof.

        "RESTRICTED PERIOD" means the 40-day restricted period as defined in Regulation S.

        "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

        "RULE 144" means Rule 144 promulgated under the Securities Act.

        "RULE 144A" means Rule 144A promulgated under the Securities Act.

        "RULE 903" means Rule 903 promulgated under the Securities Act.

        "RULE 904" means Rule 904 promulgated under the Securities Act.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

        "SALE AND LEASEBACK TRANSACTIONS" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset; PROVIDED that a sale of a terminal or other facility shall not be deemed to constitute a Sale and Leaseback Transaction solely because the Company or any of its Subsidiaries agree in connection with such sale to use such terminal or other facility at specified minimum levels unless such arrangement results in the transaction being treated as a Capitalized Lease.

        "SEC" means the U.S. Securities and Exchange Commission.

        "SECRETARY'S CERTIFICATE" means a certificate signed by the Secretary of the Company.

        "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended.

        "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

        Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of: (1) all monetary obligations of every nature under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and (2) all Hedging Obligations in respect of the Credit Agreement; in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Senior Debt" shall not include:

                (1) any Indebtedness of the Company to any of its Subsidiaries;

                (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

                (3) obligations to trade creditors and other amounts incurred (but not under the Credit Agreement) in connection with obtaining goods, materials or services;

                (4)     Indebtedness represented by Disqualified Equity
        Interests;

                (5)     any liability for taxes owed or owing by the Company;

                (6) that portion of any Indebtedness incurred in violation of Section 4.09 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Agreement);

                (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

                (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

        "SERIES A CONVERTIBLE PREFERRED STOCK" means the Series A Convertible Preferred Stock, par value $.01 per share, issued by the Company on or after March 25, 1999 in the aggregate initial amount of up to 200,000 shares having an initial liquidation value of $1,000 per share and any additional shares of such series of convertible preferred stock issued as or in lieu of dividends thereon.

        "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, par value $.01 per share, issued by the Company on or after June 27, 2002 in the aggregate initial amount of up to 100,000 shares having an initial liquidation value of $1,000 per share and any additional shares of such series of convertible preferred stock issued as or in lieu of dividends thereon.

        "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "SIGNIFICANT SUBSIDIARY" means (1) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section

6.01 (g) or (h) hereof has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

        "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

        "SUBSIDIARY" means, with respect to any Person: (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

        "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Agreement is qualified under the TIA.

        "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to June 1, 2007 or, in the case of defeasance, to maturity; PROVIDED, HOWEVER, that if the average life to June 1, 2007 or maturity, as the case may be, of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to June 1, 2007 or maturity, as the case may be, of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Agreement and thereafter means the successor serving hereunder.

        "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

        "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

        "UNRESTRICTED GLOBAL NOTE" means a permanent global Note substantially in the form of EXHIBIT A-1 attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

        "UNRESTRICTED SUBSIDIARY" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.16 hereof and (2) any Subsidiary of an Unrestricted Subsidiary.

        "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

        "VOTING STOCK" with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

        "WEIGHTED AVERAGE LIFE TO MATURITY" when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

        "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

1.02    OTHER DEFINITIONS.

                                                                                         Defined in
        Term                                                                               Section
        ----                                                                             ----------
        "AFFILIATE TRANSACTION"........................................................     4.11
        "AUTHENTICATION ORDER".........................................................     2.02
        "CHANGE OF CONTROL OFFER"......................................................     4.15
        "CHANGE OF CONTROL PAYMENT"....................................................     4.15
        "CHANGE OF CONTROL PAYMENT DATE"...............................................     4.15
        "COVENANT DEFEASANCE"..........................................................     8.03
        "DTC"..........................................................................     2.02
        "EVENT OF DEFAULT".............................................................     6.01
        "EXCESS PROCEEDS"..............................................................     4.10
        "LEGAL DEFEASANCE".............................................................     8.02
        "NET PROCEEDS DEFICIENCY"......................................................     4.10
        "NET PROCEEDS OFFER"...........................................................     4.10
        "OFFERED PRICE"................................................................     4.10
        "PARI PASSU INDEBTEDNESS PRICE"................................................     4.10
        "PAYING AGENT".................................................................     2.03

        "PAYMENT AMOUNT"...............................................................     4.10
        "PAYMENT BLOCKAGE NOTICE"......................................................    10.03
        "PERMITTED DEBT"...............................................................     4.09
        "REGISTRAR"....................................................................     2.03
        "RESTRICTED PAYMENTS"..........................................................     4.07

1.03    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

        Whenever this Agreement refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Agreement.

        The following TIA terms used in this Agreement have the following meanings:

        "INDENTURE SECURITIES" means the Notes;

        "INDENTURE SECURITY HOLDER" means a Holder of a Note;

        "INDENTURE TO BE QUALIFIED" means this Agreement;

        "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

        "OBLIGOR" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        All other terms used in this Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

1.04    RULES OF CONSTRUCTION.

        Unless the context otherwise requires:

        (a)     a term has the meaning assigned to it;

        (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (c)     "or" is not exclusive;

        (d) words in the singular include the plural, and in the plural include the singular;

        (e)     provisions apply to successive events and transactions; and

        (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

2.01    FORM AND DATING.

        (a) GENERAL. The Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A-1 or A-2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and the Company, the Guarantors and the Trustee, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

        (b) GLOBAL NOTES. Notes issued in global form shall be substantially in the form of EXHIBITS A-1 or A-2 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Depositary Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c) TEMPORARY GLOBAL NOTES. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its Corporate Trust Office, as Depositary Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by
Section 2.06(a)(ii) hereof), and (ii) an Officers' Certificate from the Company. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Perma-nent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

        (d) EUROCLEAR AND CLEARSTREAM PROCEDURES APPLICABLE. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.

2.02    EXECUTION AND AUTHENTICATION.

        An Officer shall sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Agreement.

        The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $200,000,000, (ii) Additional Notes and (iii) Exchange Notes (x) in exchange for a like principal amount of Initial Notes or (y) in exchange for a like principal amount of Additional Notes in each case upon a written order of the Company in the form of an Officers' Certificate of the Company (an "AUTHENTICATION ORDER"). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clauses (ii) or
(iii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of counsel of the Company in a form reasonably satisfactory to the Trustee.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Agreement to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

2.03    REGISTRAR AND PAYING AGENT.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT") within the City and State of New York. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Agreement. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Depositary Custodian with respect to the Global Notes.

2.04    PAYING AGENT TO HOLD MONEY IN TRUST.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.05    HOLDER LISTS.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

2.06    TRANSFER AND EXCHANGE.

        (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion
determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; PROVIDED that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Agreement and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
        Section 2.06(b)(i).

                (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
        Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; PROVIDED that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to
        (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Agreement and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii) TRANSFER OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications and certificates and Opinion of counsel required by item (3) thereof, if applicable.

                (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN THE UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
        Note if the exchange or transfer complies with the requirements of
        Section 2.06(b)(ii) above and:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or

                                (2)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c) TRANSFER OR EXCHANGE OF BENEFICIAL INTEREST IN GLOBAL NOTES FOR DEFINITIVE NOTES.

                (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of counsel required by item (3) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                (ii) BENEFICIAL INTERESTS IN REGULATION S TEMPORARY GLOBAL NOTE TO DEFINITIVE NOTES. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                (iii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(b) thereof; or

                                (2)     if the holder of such beneficial
                        interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iv) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive
        Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

        (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS IN GLOBAL NOTES.

                (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item
                (2)(b) thereof;

                        (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                        (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of counsel required by item (3) thereof, if applicable;

                        (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof; or

                                (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an opinion of counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the

                Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
        (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certifi-cate in the form of EXHIBIT B hereto, including the certifications, certificates and opinion of counsel required by item (3) thereof, if applicable.

                (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D)     the Registrar receives the following:

                                (1)     if the Holder of such Restricted
                        Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(d) thereof; or

                                (2)     if the Holder of such Restricted
                        Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof;

                and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an opinion of counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f) EXCHANGE OFFER. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

        (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Agreement unless specifically stated otherwise in the applicable provisions of this Agreement.

                (i)     Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

        "THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF TRANSMONTAIGNE INC. (THE "COMPANY") THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN "ACCREDITED INVESTOR" WITHIN

        THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND, PRIOR TO SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE), IF THE COMPANY SO REQUESTS OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (e) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                        (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (c)(iii),
                (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this
                Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                (ii) GLOBAL NOTE LEGEND. Each Global Note shall bear a legend in substantially the following form:

        "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION
        2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND
        (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                (iii) REGULATION S TEMPORARY GLOBAL NOTE LEGEND. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

        "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

        (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)     GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                (viii) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                (ix) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Agreement and/or applicable Unites States federal or state securities law.

                (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.07    REPLACEMENT NOTES.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Agreement equally and proportionately with all other Notes duly issued hereunder.

2.08    OUTSTANDING NOTES.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

2.09    TREASURY NOTES.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

2.10    TEMPORARY NOTES.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes shall be entitled to all of the benefits of this Agreement.

2.11    CANCELLATION.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange
Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

2.12    DEFAULTED INTEREST.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

2.13    CUSIP NUMBERS.

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

3.01    NOTICES TO TRUSTEE.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Agreement pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

3.02    SELECTION OF NOTES TO BE REDEEMED.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compli-ance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption. Further, in the event of a partial redemption in accordance with Sections 3.07(a) or (b) hereof, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

3.03    NOTICE OF REDEMPTION.

        At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

        The notice shall identify the Notes (including the CUSIP number, if any) to be redeemed and shall state:

(a)     the redemption date;

(b)     the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d)     the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes and/or Section of this Agreement pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED that the Company shall have delivered to the Trustee, at least 15 days prior to the date of the mailing of such notice, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

3.04    EFFECT OF NOTICE OF REDEMPTION.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

3.05    DEPOSIT OF REDEMPTION PRICE.

        One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

3.06    NOTES REDEEMED IN PART.

        Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.07    OPTIONAL REDEMPTION.

        (a) At any time prior to June 1, 2007, the Company, at its option, may redeem in whole or in part the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the redemption date, plus (iii) the Applicable Premium at the redemption date.

        (b) Except as set forth in clauses (a) and (c) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this
Section 3.07 prior to June 1, 2007. On or after June 1,

2007, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

        Year                                                    Percentage
        ----                                                    ----------
        2007.................................................      104.563%
        2008.................................................      102.281%
        2009 and thereafter..................................      100.000%

        (c)     Notwithstanding the provisions of clauses (a) and (b) of this
Section 3.07, at any time on or prior to June 1, 2006, the Company may on one or more occasions redeem up to an aggregate of 35% of the principal amount of Notes issued under this Agreement at a redemption price equal to 109.125% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Qualified Equity Offerings of the Company, to the extent the net cash proceeds thereof are contributed to the Company as a capital contribution to the common equity of the Company; PROVIDED that at least 65% of the aggregate principal amount of the Notes issued remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

        (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

3.08    MANDATORY REDEMPTION.

        Neither the Company nor the Guarantors shall be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                   ARTICLE IV

                                    COVENANTS

4.01    PAYMENT OF NOTES.

        The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

4.02    MAINTENANCE OF OFFICE OR AGENCY.

        The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Agreement may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

4.03    REPORTS.

        (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish or make available to the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company and its Subsidiaries were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company and its Subsidiaries were required to file such reports. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request if not then publicly available. The Company shall at all times comply with TIA Sections 314(a). Delivery by the Company of reports, information and documents to the Trustee pursuant to TIA Section 314(a) shall be for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        (c) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the registration statement relating to the exchange offer and/or the Shelf Registration Statement, and any amendments thereto, of the Securities; PROVIDED that any such Registration Statement is filed within the time periods specified in the Registration Rights Agreement.

4.04    COMPLIANCE CERTIFICATE.

        (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

        (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible, and in any event within five days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

4.05    TAXES.

        The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

4.06    STAY, EXTENSION AND USURY LAWS.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.07    RESTRICTED PAYMENTS.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if immediately after giving PRO FORMA effect to such Restricted Payment:

                (i) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

                (ii) the Company cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

                (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (ii), (iii), (iv), (v), (vi), (vii) and (viii) of Section 4.07(b) below), exceeds the sum (the "RESTRICTED PAYMENTS BASKET") of (without duplication):

                        (A) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), PLUS

                        (B) 100% of the aggregate net cash proceeds received by the Company either (x) as contributions to the common equity of the Company after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with Section 3.07(c) hereof, PLUS

                        (C) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Company or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), PLUS

                        (D) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (1) the return of capital with respect to such Investment and (2) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, PLUS

                        (E) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (1) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and
                (2) the aggregate amount of the Company's Investments in such Subsidiary to the extent such Investments reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

        (b) The foregoing provisions will not prohibit: (i) the payment by the Company or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Agreement, (ii) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests,
(iii) the purchase, redemption, defeasance, acquisition or other retirement of Subordinated Indebtedness of the Company or any Restricted Subsidiary (A) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (B) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.09 hereof and the other terms of this Agreement, (iv) the redemption, whether optional or mandatory, of the Series A Convertible Preferred Stock and the mandatory redemption at maturity of the Series B Convertible Preferred Stock in accordance with the respective terms thereof, (v) the payment by the Company of pay-in-kind dividends in respect of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, (vi) the payment by the Company of cash dividends in respect of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock at dividend rates not to exceed 5% per annum and 6% per annum, respectively, (vii) repurchases, acquisitions or retirements of Equity Interests
(A) occurring or deemed to occur upon, or intended to be used to satisfy issuances of Equity Interests upon, the exercise of stock options or the purchase of restricted stock or similar rights under employee benefit plans, if the Equity Interests represent a portion of the exercise or purchase price thereof; or (B) occurring or deemed to occur and intended to be used to satisfy the tax payment obligations of a participant which occur upon vesting of restricted stock or similar rights under the Company's employee benefit plans,
(viii) the purchase, redemption, retirement of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees of the Company or any of its Restricted Subsidiaries (or their transferees, estates or beneficiaries under their estates), upon or after their death, disability, retirement, severance or termination of employment or service; PROVIDED that the aggregate consideration paid for all such redemptions shall not exceed $2.0 million during any fiscal year, PROVIDED, HOWEVER, that unutilized amounts for such fiscal year may be carried forward to the following fiscal year and PROVIDED, FURTHER, HOWEVER, that in any such fiscal year in which such carry-forward has occurred, the amount of consideration paid for all such redemptions shall not exceed $4.0 million, or (ix) additional Restricted Payments not to exceed $15.0 million in the aggregate; PROVIDED that (y) in the case of any Restricted Payment pursuant to clause (iii), (iv) and (vi) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (z) no issuance and sale of Qualified Equity Interests pursuant to clause (ii) or (iii) above shall increase the Restricted Payments Basket.

        (c) For purposes of determining compliance with this Section 4.07, in the event that any payment or other action meets the criteria of more than one of the categories of Permitted Investments and/or Restricted Payments permitted by this Agreement, the Company, in its sole discretion, may order and classify all or any portion of such Permitted Investments and/or Restricted Payments on the date of their incurrence in any manner that then complies with this Agreement and/or from time to time may reorder and reclassify all or any portion of any item of Permitted Investments and/or Restricted Payments in any manner that complies with this Agreement at the date of any such reordering or reclassification and, in each case, the Company shall be entitled, at its option, to divide and classify or reclassify any item of Permitted Investments and/or Restricted Payments in more than one of the types of Permitted Investments and/or Restricted Payments permitted under this Agreement in any manner that complies with this Agreement at the time of such division and classification or reclassification.

4.08    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on or in respect of its Equity Interests; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or (c) transfer any of its assets to the Company or any other Restricted Subsidiary, except for:

                (i) encumbrances or restrictions existing under or by reason of applicable law;

                (ii) encumbrances or restrictions existing under this Agreement, the Notes and the Note Guarantees;

                (iii) non-assignment provisions of any contract, license, permit or lease entered into in the ordinary course of business;

                (iv) encumbrances or restrictions existing under agreements existing on the date of this Agreement (including, without limitation, the Credit Agreement) as in effect on that date;

                (v) restrictions on the transfer of assets subject to any Lien permitted under this Agreement imposed by the holder of such Lien or the exercise of or the right to exercise customary remedies with respect to such assets;

                (vi) encumbrances or restrictions placed on inventory held for transfer under exchange agreements;

                (vii) customary encumbrances or restrictions placed on initial NYMEX margin deposits or imposed by margin loans;

                (viii) encumbrances or restrictions placed on petroleum racks owned jointly with BP Amoco;

                (ix) encumbrances or restrictions relating to the Company's (or its Subsidiaries') exchange trading privileges;

                (x) restrictions or cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

                (xi) restrictions on the transfer of assets imposed under any agreement to sell such assets including Equity Interests of a Subsidiary permitted under this Agreement to any Person pending the closing of such sale;

                (xii) any instrument governing Acquired Indebtedness or any agreement (including any Equity Interest) relating to any property, asset or business acquired by the Company or any of its Subsidiaries, which restrictions existed at the time of the acquisition, were not put in place in connection with or in anticipation of such acquisition and which encumbrance or restriction is not applicable to any Person (and its Subsidiaries), or the properties or assets of any Person, other than the Person or the properties or assets of the Person (and its Subsidiaries) so acquired or to any property, asset or business, other than the property, assets or business so acquired;

                (xiii) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

                (xiv) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in, or property of, such partnership, limited liability company, joint venture or similar Person;

                (xv)    Purchase Money Indebtedness incurred in compliance with
        Section 4.09 hereof that impose restrictions of the nature described in clause (c) above on the assets acquired;

                (xvi) any encumbrance or restriction under any instrument governing Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary, which encumbrance or restriction is not applicable to any Persons, or the property or assets of any Persons, other than Restricted Subsidiaries that are Foreign Subsidiaries; and

                (xvii) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; PROVIDED that such amendments or refinancings are, in the good faith judgment of the Company's Board of

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                                      -56-

        Directors, not materially more restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

4.09    LIMITATION ON ADDITIONAL INDEBTEDNESS.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; PROVIDED that the Company or any Guarantor may incur additional Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.25 to 1.00 (the "COVERAGE RATIO EXCEPTION").

        (b) Notwithstanding clause (a) above, each of the following shall be permitted (the "PERMITTED INDEBTEDNESS"):

                (i) Indebtedness of the Company and any Guarantor under the Credit Agreement in an aggregate amount at any time outstanding not to exceed the greater of (x) $250.0 million reduced by the aggregate amount of Net Available Proceeds applied to repayments under the Credit Agreement in accordance with Section 4.10 hereof that result in a permanent reduction in commitments thereunder and (y) the amount of the Borrowing Base as of the date of such incurrence;

                (ii)    the Notes issued on the Issue Date and the Note
        Guarantees;

                (iii) Indebtedness of the Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (i) and (ii) above, and after giving effect to the intended use of proceeds of the Notes);

                (iv)    Indebtedness under Hedging Obligations; PROVIDED that
        (A) with respect to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (1) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this Section 4.09, and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and (B) with respect to any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement, such Hedging Obligation is reasonably designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in commodity prices (subject to variations in time or between products in the ordinary course of business consistent with the Company's past practice), and in the case of both clauses (A) and (B) above, are entered into in the ordinary course of business;

                (v) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; PROVIDED, HOWEVER, that upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (v);

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                                      -57-

                (vi) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                (vii) Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding the greater of
        (A) $25.0 million and (B) 5.0% of Consolidated Net Tangible Assets at that time;

                (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

                (ix) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

                (x) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (ii) or
        (iii) above;

                (xi) Indebtedness in respect of commodities margin loans extended by commodities brokers in an aggregate amount not to exceed at any time outstanding the greater of (A) $25.0 million and (B) 5.0% of Consolidated Net Tangible Assets at that time;

                (xii) Indebtedness represented by in-kind dividends in the form of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock; and

                (xiii) Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $15.0 million at any time outstanding.

        (c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (b)(i) through
(b)(xiii) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (b)(i) above.

4.10    ASSET SALES.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless: (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and (ii) at least 75% of the total consideration received in such Asset Sale consists of

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                                      -58-

cash or Cash Equivalents. For purposes of clause (ii), the following shall be deemed to be cash: (A) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, (B) the amount of any obligations received from such transferee that are within 90 days converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and (C) the Fair Market Value of any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in the Permitted Business. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.10. If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to: (1) repay Senior Debt or Guarantor Senior Debt; (2) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or (3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary in the Permitted Business.

        (b) The amount of Net Available Proceeds not applied or invested as provided in Section 4.10 (a) shall constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Company or a Guarantor the provisions of which require the Company or such Guarantor to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

                (i) the Company shall (A) make an offer to purchase (a "NET PROCEEDS OFFER") to all Holders in accordance with the procedures set forth in this Agreement, and (B) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, PRO RATA in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the "PAYMENT AMOUNT") of such Excess Proceeds;

                (ii) the offer price for the Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "OFFERED PRICE"), in accordance with the procedures set forth in this Agreement and the redemption price for such Pari Passu Indebtedness (the "PARI PASSU INDEBTEDNESS PRICE") shall be as set forth in the related documentation governing such Indebtedness;

                (iii) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the PRO RATA portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a PRO RATA basis; and

                (iv) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

        (c) To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "NET PROCEEDS DEFICIENCY"), the Company may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of this Agreement.

        (d) In the event of the transfer of substantially all (but not all) of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.01 hereof, the successor entity shall be deemed to have sold for cash at Fair Market Value the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose). The Company shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of this compliance. Notwithstanding the foregoing, in the event that the Company consummates an Asset Sale that results in a Change of Control, the provisions of this Section 4.10 will be deemed to be satisfied and complied with in the event the Company makes a Change of Control Offer pursuant to, and otherwise complies with Section 4.15 hereof, or elects to redeem the Notes at the Company's option as described under Section 3.07 hereof.

4.11    TRANSACTIONS WITH AFFILIATES.

        (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "AFFILIATE TRANSACTION"), unless:

                (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or that Restricted Subsidiary from a Person that is not an Affiliate of the Company or that Restricted Subsidiary; and

                (ii)    the Company delivers to the Trustee:

                        (A) with respect to any Affiliate Transaction involving aggregate value in excess of $10.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been approved by a majority of the Independent Directors approving such Affiliate Transaction, if any, otherwise by a majority of the entire Board; and (B) with respect to any Affiliate Transaction involving aggregate value of $20.0 million or more, the certificates described in the preceding clause (A) and a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

        (b) The foregoing restrictions shall not apply to: (i) transactions exclusively between or among (A) the Company and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries; PROVIDED, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary; (ii) employment contracts, "know-how" agreements, compensation (including stay-on and incentive bonus) arrangements and loans to officers and employees, in each case in the form existing on the Issue Date or representing one or more amendments, modifications, restatements, supplements, extensions, renewals, refinancings, refunds or replacements thereof on terms not materially less favorable to the Company or Restricted Subsidiary, as applicable, than those contained in such contracts, agreements, arrangements or loans in the form existing as of the Issue Date; (iii) indemnities of officers, directors and employees of the Company or any of its Subsidiaries permitted by its certificate of incorporation, bylaws or statutory provisions; (iv) other director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by a majority of the Independent Directors if any, otherwise by a majority of the entire Board; (v) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis; (vi) any agreement or arrangement set forth in ANNEX A attached hereto as in effect on the Issue Date or any renewals or extensions of any such agreement or arrangement (so long as such renewals or extensions are not less favorable to the Company or the applicable Restricted Subsidiary);
(vii) loans and advances made in the ordinary course of business to officers, directors and employees who are affiliates of the Company or the Restricted Subsidiaries, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time; (viii) any Investment or other Restricted Payments that are made in accordance with and that are not prohibited under Section 4.07 hereof; PROVIDED, HOWEVER, that the restrictions set forth in clause (a)(i) and clause (a)(ii)(A) above shall apply to all such Investments and Restricted Payments; or (ix) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Equity Interests.

4.12    LIENS.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Company or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith, (i) in the case of any Lien securing an obligation that ranks PARI PASSU with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and (ii) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes

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                                      -61-

or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

4.13    BUSINESS ACTIVITIES.

        The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

4.14    CORPORATE EXISTENCE.

        Subject to Article Five hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

4.15    OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

        (a) Upon the occurrence of any Change of Control, unless the Company has mailed a notice of redemption to all Holders of the Notes and has irrevocably deposited with the Trustee all monies necessary to effect such redemption, each Holder shall have the right to require that the Company purchase that Holder's Notes for a cash price (the "CHANGE OF CONTROL PURCHASE PRICE") equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes pursuant to Section 3.07 hereof, the Company shall mail, or cause to be mailed, to the Holders a notice: (i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to purchase, pursuant to the procedures required by this Agreement and described in the notice (a "CHANGE OF CONTROL OFFER"), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE") and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and (iii) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase. If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, accrued but unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of Notes who tender pursuant to the Change of Control Offer. The provisions of this Section 4.15 requiring the Company to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether any other provisions of this Agreement are applicable. The Company may, at any time and from time to time, acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of this Article Four. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue of such compliance.

        (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (A) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (B) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and all other provisions of this Agreement applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

4.16    DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

        (a)     On the Issue Date, the following Subsidiaries will be Restricted
Subsidiaries: TransMontaigne Product Services Inc., TransMontaigne Transport Inc., Coastal Fuels Marketing, Inc. and Coastal Tug and Barge, Inc. After the Issue Date, the Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Agreement (a "DESIGNATION") only if: (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and (ii) the Company would be permitted to make, at the time of such Designation, (A) a Permitted Investment pursuant to clause (12) of the definition thereof or (B) an Investment pursuant to Sections 4.07(a) or 4.07(b)(ix) hereof, in either case, in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date.

        (b) No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and (3) is a

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                                      -63-

Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results.

        (c) If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under Section 4.09 hereof or the Lien is not permitted under Section 4.12 hereof, the Company shall be in default of the applicable covenant.

        (d) The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "REDESIGNATION") only if: (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and (ii) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Agreement. All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

4.17 LIMITATION ON ISSUANCE OR SALE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (a) to the Company, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a PRO RATA basis, at Fair Market Value, (b) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary or (c) if after giving effect thereto, such Restricted Subsidiary no longer qualifies as such and the sale is not otherwise prohibited by this Agreement. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this Section 4.17 but is also subject to Section 4.10 hereof.

4.18    ADDITIONAL NOTE GUARANTEES.

        If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than in any case a Subsidiary
(x) that is a Foreign Subsidiary or (y) that has been designated an Unrestricted Subsidiary) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to: (1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Agreement and (b) a notation of guarantee in respect of its Note Guarantee; and (2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

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                                      -64-

4.19    LIMITATION ON LAYERING INDEBTEDNESS.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior to the Notes or the Note Guarantee of such Restricted Subsidiary and purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, it being understood that Indebtedness will not be considered subordinated to other Indebtedness solely by reason of being secured by a Lien other than a first priority Lien.

                                    ARTICLE V

                                   SUCCESSORS

5.01    MERGER, CONSOLIDATION, OR SALE OF ASSETS.

        The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case: (1) either: (y) the Company will be the surviving or continuing Person; or (z) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR") is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Agreement and the Registration Rights Agreement, (2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(z) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing, and (3) except in the case of the consolidation or merger of any Wholly-Owned Restricted Subsidiary with or into the Company, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(z) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a PRO FORMA basis, (i) the Consolidated Net Worth of the Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (ii) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception. For purposes of this Section 5.01, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the

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                                      -65-

properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        Except as provided in Sections 11.05 and 11.06, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor.

        Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Company or another Restricted Subsidiary.

5.02    SUCCESSOR CORPORATION SUBSTITUTED.

        Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to the successor entity and not to the Company), and may exercise every right and power of, the Company or such Guarantor under this Agreement, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Agreement and its Note Guarantee, if applicable.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

6.01    EVENTS OF DEFAULT.

        Each of the following is an "EVENT OF DEFAULT":

        (a) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Agreement);

        (b) failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Agreement);

        (c) failure by the Company to comply with Sections 5.01 and 4.15 hereof (whether or not such payment is prohibited by the subordination provisions of this Agreement);

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                                      -66-

        (d) failure by the Company to comply with any other agreement or covenant in this Agreement and continuance of this failure for 45 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

        (e) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

                (i) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

                (ii) results in the acceleration of such Indebtedness prior to its express final maturity or

                (iii) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (i), (ii) or
(iii) has occurred and is continuing, aggregates $10.0 million or more;

        (f) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered (or such longer period as may be permitted for timely appeal under applicable law);

        (g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                (i)     commences a voluntary case,

                (ii) consents to the entry of an order for relief against it in an involuntary case,

                (iii) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

                (iv) makes a general assignment for the benefit of its creditors;

        (h) a court of competent jurisdiction enters an order or decree that remains unstayed and in effect for 60 days under any Bankruptcy Law that:

                (i) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case,

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                                      -67-

                (ii) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

                (iii) orders the liquidation of the Company or any Significant Subsidiary; or

        (i) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Agreement) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Agreement and the Note Guarantee) and in either case such condition continues for 45 days.

6.02    ACCELERATION.

        If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company shall have occurred and be continuing, the Trustee by written notice to the Company or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes by written notice to the Company and the Trustee may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; PROVIDED, HOWEVER, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Agreement. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or
(h) of Section 6.01 hereof occurs with respect to the Company all outstanding Notes shall be due and payable immediately without further action or notice.

        The Company may cure a Default or Event of Default by designating a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section
4.16 hereof, if the circumstances giving rise to such Default or Event of Default would not have constituted a Default or Event of Default had such Restricted Subsidiary been an Unrestricted Subsidiary during the relevant period of such circumstances.

6.03    OTHER REMEDIES.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

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                                      -68-

6.04    WAIVER OF PAST DEFAULTS.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase) (PROVIDED that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05    CONTROL BY MAJORITY.

        Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Agreement that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

6.06    LIMITATION ON SUITS.

        A Holder of a Note may institute a proceeding with respect to this Agreement or for any remedy hereunder only if:

        (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

        (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

        (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

        (d) the Trustee does not comply with the request within 60 days after receipt of the request; and

        (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

        A Holder of a Note may not use this Agreement to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(a) hereof).

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                                      -69-

6.07    RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

        Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08    COLLECTION SUIT BY TRUSTEE.

        If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09    TRUSTEE MAY FILE PROOFS OF CLAIM.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10    PRIORITIES.

        If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

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                                      -70-

                FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

6.11    UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under this Agreement or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by a Holder of a Note pursuant to Section 6.07 hereof.

                                   ARTICLE VII

                                     TRUSTEE

7.01    DUTIES OF TRUSTEE.

        (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)     Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Agreement and the Trustee need perform only those duties that are specifically set forth in this Agreement and no others, and no implied covenants or obligations shall be read into this Agreement against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement. How-

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                                      -71-

        ever, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

        (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d) No provision of this Agreement shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Agreement at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (e) Whether or not therein expressly so provided, every provision of this Agreement that in any way relates to the Trustee is subject to Section s 7.01(a), (b), (c) and (d).

        (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02    RIGHTS OF TRUSTEE.

        (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an opinion of counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or opinion of counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Agreement.

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                                      -72-

        (e) Unless otherwise specifically provided in this Agreement, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

        (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

        (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

        (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Agreement.

        (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, Depositary Custodian and other Person employed to act hereunder.

        (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

7.03    INDIVIDUAL RIGHTS OF TRUSTEE.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

7.04    TRUSTEE'S DISCLAIMER.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction

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                                      -73-

under any provision of this Agreement, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Agreement other than its certificate of authentication.

7.05    NOTICE OF DEFAULTS.

        If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default (a) in payment of principal of, premium, if any, or interest on any Note or (b) in compliance with Section 5.01 hereof, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

7.06    REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

        Within 60 days after each August 30 beginning with the August 30 following the date of this Agreement, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

        A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

7.07    COMPENSATION AND INDEMNITY.

        The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Agreement and services hereunder as the Company and the Trustee shall agree to in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify the Trustee and any predecessor Trustee and their agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the

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                                      -74-

Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld.

        The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Agreement.

        To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Agreement.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

7.08    REPLACEMENT OF TRUSTEE.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

        (a)     the Trustee fails to comply with Section 7.10 hereof;

        (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

        (c) a Custodian or public officer takes charge of the Trustee or its property; or

        (d)     the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the

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                                      -75-

then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Agreement. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

7.09    SUCCESSOR TRUSTEE BY MERGER, ETC.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

7.10    ELIGIBILITY; DISQUALIFICATION.

        There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

        This Agreement shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

7.11    PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

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                                      -76-

                                  ARTICLE VIII

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

8.01    OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

        The Company may at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

8.02    LEGAL DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and all obligations of the Guarantors discharged with respect to the Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and the Note Guarantees, respectively, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Agreement (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium and Additional Interest, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

8.03    COVENANT DEFEASANCE.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and
4.19 hereof and clause (3) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of

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                                      -77-

any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Agreement and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(f) and Section 6.01(i) hereof shall not constitute Events of Default.

8.04    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

        The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

        (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust;

        (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Agreement, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

        (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

        (d) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

        (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Agreement) to

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                                      -78-

which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

        (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

        (g) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (a) through (f) and, in the case of the opinion of counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b) and/or (c) and (e) of this Section
8.04 have been complied with.

8.05 DEPOSITED MONEY AND U.S. GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

        Subject to Section 8.06 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "TRUSTEE") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in
Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

8.06    REPAYMENT TO COMPANY.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED that the Trustee or such Paying Agent,

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                                      -79-

before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

8.07    REINSTATEMENT.

        If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Securities in accordance with Section 8.03 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application or such cash or U.S. Government Securities are insufficient to pay the principal of and interest on the Notes when due, then the Company's obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.03 hereof; PROVIDED that, if the Company makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

9.01    WITHOUT CONSENT OF HOLDERS OF NOTES.

        Notwithstanding Section 9.02 of this Agreement, the Company and the Trustee may amend or supplement this Agreement, the Note Guarantees or the Notes without the consent of any Holder of a Note:

        (a)     to cure any ambiguity, defect or inconsistency;

        (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

        (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or acquisition by a successor to the Company pursuant to Article 5 hereof;

        (d) to release any Guarantor from any of its obligations under its Note Guarantee or this Agreement (to the extent permitted by this Agreement);

        (e) to make any change that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or

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                                      -80-

        (f) to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the TIA.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Agreement and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Agreement or otherwise.

9.02    WITH CONSENT OF HOLDERS OF NOTES.

        Except as provided below in this Section 9.02 and subject to Section 10.13, the Company and the Trustee may amend or supplement this Agreement (including Section 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default (other than a Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes) under, or compliance with any provision of, this Agreement, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Agreement or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Agreement or the Notes. However, with-

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                                      -81-

out the consent of each Holder affected, an amendment or waiver under this
Section 9.02 may not (with respect to any Notes held by a non-consenting
Holder):

        (a)     change the maturity of any Note;

        (b) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

        (c) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

        (d) make any Note payable in money or currency other than that stated in the Notes;

        (e) modify or change any provision of this Agreement or its related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

        (f) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Agreement or the Notes;

        (g) impair the rights of Holders to receive payments of principal of or interest on the Notes;

        (h) release any Guarantor from any of its obligations under its Note Guarantee or this Agreement, other than as permitted by this Agreement; or

        (i)     make any change in these amendment and waiver provisions.

        Any amendment to Section 4.15 or the related definitions that could adversely affect the rights of any Holder shall require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

        In connection with any amendment, supplement or waiver, the Company may, but shall not be obligated to, offer any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

9.03    COMPLIANCE WITH TRUST INDENTURE ACT.

        Every amendment or supplement to this Agreement or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

9.04    REVOCATION AND EFFECT OF CONSENTS.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, sup-

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                                      -82-

plement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

9.05    NOTATION ON OR EXCHANGE OF NOTES.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.06    TRUSTEE TO SIGN AMENDMENTS, ETC.

        The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an opinion of counsel.

                                    ARTICLE X

                                  SUBORDINATION

10.01   AGREEMENT TO SUBORDINATE.

        The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash and Cash Equivalents of all Obligations due in respect of all Senior Debt of the Company (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt, including Senior Debt incurred after the date of this Agreement.

10.02   LIQUIDATION; DISSOLUTION; BANKRUPTCY.

        Upon any distribution to creditors of the Company or a Guarantor, as the case may be, in a total or partial liquidation, dissolution or winding up of the Company or such Guarantor, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or such Guarantor or its property, as the case may be, in an assignment for the benefit of creditors by the Company or such Guarantor, as the case may be, or any marshaling of the Company's assets and liabilities or the assets and liabilities of such Guarantor, as the case may be, the holders of Senior Debt or Guarantor Senior Debt of a Guarantor, as the case may be, will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt or such Guarantor Senior Debt, as the case may be, before the Holders of Notes will be entitled to receive any payment or

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                                      -83-

distribution of any kind or character from the Company or such Guarantor, as the case may be, with respect to any Obligations on or relating to the Notes or the Note Guarantee of such Guarantor, as the case may be (other than Permitted Junior Securities) in the event of any distribution to creditors of the Company or such Guarantor, as the case may be.

10.03   DEFAULT ON DESIGNATED SENIOR DEBT.

        (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

                (i) a default in the payment of any principal or other Obligations with respect to Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

                (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from the Representative of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose.

        Notwithstanding anything to the contrary, payments and distributions made from the trust established pursuant to the provisions of Section 8.05 hereof will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements of Section 8.05 hereof and did not violate the subordination provisions when they were made.

        (b) The Company may and shall resume payments on and distributions in respect of any Obligations of the Notes upon:

                (i) in the case of a payment default, the date upon which all payment defaults are cured or waived, and

                (ii) in case of a nonpayment default, the earliest of (1) the date on which all such nonpayment defaults are cured or waived or otherwise cease to exist, (2) 179 days after the date on which the applicable Payment Blockage Notice is received or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Pay-

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                                      -84-

        ment Blockage Notice unless the maturity of any Designated Senior Debt has been accelerated and such acceleration has not been rescinded or annulled.

10.04   ACCELERATION OF SECURITIES.

        If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

10.05   WHEN DISTRIBUTION MUST BE PAID OVER.

        In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except Permitted Junior Securities or payments and other distributions made from the defeasance trust described under Article Eight hereof) when the payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Agreement or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

        With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article Ten, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

10.06   NOTICE BY COMPANY.

        The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article Ten, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article Ten.

10.07   SUBROGATION.

        After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness PARI PASSU with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article Ten to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

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                                      -85-

10.08   RELATIVE RIGHTS.

        This Article Ten defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Agreement shall:

                (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

        If the Company fails because of this Article Ten to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

10.09   SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

        No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Agreement.

10.10   DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

        Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

        Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

10.11   RIGHTS OF TRUSTEE AND PAYING AGENT.

        Notwithstanding the provisions of this Article Ten or any other provision of this Agreement, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article Ten. Only the Company or a Repre-

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                                      -86-

sentative may give the notice. Nothing in this Article Ten shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

        The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

10.12   AUTHORIZATION TO EFFECT SUBORDINATION.

        Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Ten, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

10.13   AMENDMENTS.

        No amendment of, or supplement or waiver to, this Agreement shall adversely affect the rights of any holder of Senior Debt or Guarantor Senior Debt under the subordination provisions of this Article Ten, without the consent of such holder.

                                   ARTICLE XI

                                 NOTE GUARANTEES

11.01   GUARANTEE.

        Subject to this Article Eleven, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Agreement, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any Custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. Each Guarantor that makes payments under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor.

11.02   SUBORDINATION OF NOTE GUARANTEE.

        The Obligations of each Guarantor under its Note Guarantee pursuant to this Article Eleven shall be junior and subordinated to the Guarantor Senior Debt of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Agreement, including Article Ten hereof.

11.03   LIMITATION ON GUARANTOR LIABILITY.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other

Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

11.04   EXECUTION AND DELIVERY OF NOTE GUARANTEE.

        To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in EXHIBIT E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Agreement shall be executed on behalf of such Guarantor by an Officer.

        Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Agreement or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Agreement on behalf of the Guarantors.

11.05   GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

        Except as otherwise provided in Section 11.06, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

        (a)     either:

                (i)     such Guarantor will be the surviving or continuing
        Person; or

                (ii) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, under the Note Guarantee, this Agreement and the Registration Rights Agreement on the terms set forth herein or therein; and

        (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Agreement as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles Four and Five hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Agreement or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

11.06   RELEASES FOLLOWING SALE OF ASSETS.

        In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Guarantor then held by the Company and the Restricted Subsidiaries, or the Company properly designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary or any Guarantor is released from its Guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes under Section 4.18 hereof, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Equity Interests of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; PROVIDED that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Agreement. Upon delivery by the Company to the Trustee of an Officers' Certificate and an opinion of counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Agreement, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Agreement as provided in this Article Eleven.

                                   ARTICLE XII

                           SATISFACTION AND DISCHARGE

12.01   SATISFACTION AND DISCHARGE.

        This Agreement will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes issued hereunder, when:

                (1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

                (2)     (a)     all Notes not delivered to the Trustee for
        cancellation otherwise have become due and payable or have been called for redemption pursuant to Section 3.07 hereof, and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

                        (b) the Company has paid all sums payable by it under this Agreement,

                        (c) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

                        (d) the Holders have a valid, perfected, exclusive security interest in this trust.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

12.02   APPLICATION OF TRUST MONEY.

        Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Agreement, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 12.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 12.01; PROVIDED that if the Company has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01   TRUST INDENTURE ACT CONTROLS.

        If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

13.02   NOTICES.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

        If to the Company and/or any Guarantor:

        TransMontaigne Inc.
        2750 Republic Plaza
        370 Seventeenth Street
        Denver, Colorado 80202
        Telecopier No.: (303) 626-8228
        Attention: Erik B. Carlson, Esq.

        With a copy to:

        Hogan & Hartson, L.L.P.
        One Tabor Center, Suite 1500
        1200 Seventeenth Street
        Denver, Colorado 80202
        Telecopier No.: (303) 899-7333
        Attention: Whitney Holmes, Esq.

        If to the Trustee:

        Wells Fargo Bank Minnesota, National Association
        Corporate Trust Services
        Sixth Street & Marquette Avenue
        MAC N9303-120
        Minneapolis, MN 55479
        Attn: Michael Slade
        Telecopier: (612) 667-2160

        The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

13.03   COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Agreement or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

13.04   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

        Upon any request or application by the Company to the Trustee to take any action under this Agreement, the Company shall furnish to the Trustee:

        (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Agreement relating to the proposed action have been satisfied; and

        (b) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

13.05   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

        (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

        (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

        (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

        (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

13.06   RULES BY TRUSTEE AND AGENTS.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

13.07   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
        STOCKHOLDERS.

        No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

13.08   GOVERNING LAW.

        THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

13.09   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

        This Agreement may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Agreement.

13.10   SUCCESSORS.

        All agreements of the Company in this Agreement and the Notes shall bind its successors. All agreements of the Trustee in this Agreement shall bind its successors. All agreements of each Guarantor in this Agreement shall bind its successors, except as otherwise provided in Sections 11.05 and 11.06.

13.11   SEVERABILITY.

        In case any provision in this Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.12   COUNTERPART ORIGINALS.

        The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

13.13   TABLE OF CONTENTS, HEADINGS, ETC.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of May 30, 2003


                                       TRANSMONTAIGNE INC.


                                       By: /s/ Donald H. Anderson
                                           -------------------------------------
                                           Name: Donald H. Anderson
                                           Title: President


                                       TRANSMONTAIGNE PRODUCT SERVICES INC.
                                       COASTAL FUELS MARKETING, INC.
                                       COASTAL TUG AND BARGE, INC., AS
                                       GUARANTORS


                                       By: /s/ Donald H. Anderson
                                           -------------------------------------
                                           Name: Donald H. Anderson
                                           Title: Chief Executive Officer


                                       TRANSMONTAIGNE TRANSPORT INC.,
                                         AS A GUARANTOR


                                       By: /s/ Donald H. Anderson
                                           -------------------------------------
                                           Name: Donald H. Anderson
                                           Title: President

                                       WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION, as Trustee


                                       By: /s/ Michael G. Slade
                                           -------------------------------------
                                           Name: Michael G. Slade
                                           Title: Corporate Trust Officer

                                   EXHIBIT A-1

[INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

                                 [FACE OF NOTE]


CUSIP No. 893934AA7
ISIN No. US893934AA72

        [9 1/8% [Series A] [Series B] Senior Subordinated Notes due 2010

No. ___                                                            $____________

                               TRANSMONTAIGNE INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on June 1, 2010.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15


                                       TRANSMONTAIGNE INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Dated: _______________, ____


WELLS FARGO BANK MINNESOTA,
  NATIONAL ASSOCIATION, as Trustee


By:
   ------------------------------------

                                      A-1-1

Authorized Signatory

                                      A-1-2

                                 [BACK OF NOTE]

         9 1/8% [SERIES A] [SERIES B] SENIOR SUBORDINATED NOTES DUE 2010

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        INTEREST. TransMontaigne Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 9 1/8% per annum from June 1, 2003 until maturity and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be December 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

        METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

        INDENTURE. The Company issued the Notes under an Indenture dated as of May 30, 2003 ("INDENTURE") between the Company, the Guarantors listed on the signature page therein (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the

                                      A-1-3

Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Initial Notes are obligations of the Company limited to $200.0 million in aggregate principal amount.

        OPTIONAL REDEMPTION.

        (a) At any time prior to June 1, 2007, the Company, at its option, may redeem in whole or in part the Notes at a redemption price equal to the sum of (i) the principal amount thereof, PLUS (ii) accrued and unpaid interest, if any, to the redemption date, plus (iii) the Applicable Premium at the redemption date.

        (b) Except as set forth in clause (a) above and clause (c) below, the Company shall not have the option to redeem the Notes pursuant to this paragraph prior to June 1, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

        Year                                                     Percentage
        ----                                                     ----------
        2007..................................................   104.563%
        2008..................................................   102.281%
        2009 and thereafter...................................   100.000%

        (c) Notwithstanding the provisions of clause (a) above, at any time on or prior to June 1, 2006, the Company may on one or more occasions redeem up to an aggregate of 35% of the principal amount of Notes issued under the Indenture at a redemption price equal to 109.125% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings of the Company to the extent the net cash proceeds thereof are contributed to the Company as a capital contribution to the common equity of the Company; PROVIDED that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

        MANDATORY REDEMPTION.

        The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                                      A-1-4

        NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

        PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or acquisition by a successor to the Company pursuant to
Article 5 of the Indenture; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that would that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the Trust Indenture Act.

        DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with Section 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture; (v) default under certain other agreements relating to an aggregate amount of Indebtedness of the Company equal to or exceeding $10.0 million which default results in, among other things, the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money in excess of $10.0 million in the aggregate that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries;

                                      A-1-5
and (viii) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under such Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium and Additional Interest, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

        AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 30, 2003, between the Company and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                                      A-1-6

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

TransMontaigne Inc.
2750 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202
Attention: Erik B. Carlson, Esq.

                                      A-1-7

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ----------------------

                                       Your Signature:
                                                      --------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)


Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to 4.10 or 4.15 of the Indenture, check the appropriate box below:

                / / Section 4.10              / / Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount you elect to have purchased:

                              $____________________

Date:
      -----------------------

                                       Your Signature:
                                                      --------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)


                                       Tax Identification No.:
                                                              ------------------


Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-1-9

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                            Principal Amount
                     Amount of de-        Amount of in-     [at maturity] of
                  crease in Principal  crease in Principal  this Global Note    Signature of
                    Amount [at ma-        Amount [at ma-     following such   authorized offi-
                   turity] of this       turity] of this    decrease (or in-  cer of Trustee or
Date of Exchange     Global Note           Global Note           crease)        Note Custodian
----------------  -------------------  -------------------  ----------------  ----------------



* This schedule should be included only if the Note is issued in global form.

                                     A-1-10

                                   EXHIBIT A-2

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF TRANSMONTAIGNE INC. (THE "COMPANY") THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR
RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (d) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 OF THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN INSTITUTIONAL ACCREDITED INVESTOR AND, PRIOR TO SUCH TRANSFER FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTIAN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF

                                      A-2-1

THIS NOTE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE), IF THE COMPANY SO REQUETS OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (e) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                                      A1-2

                  [FACE OF REGULATION S TEMPORARY GLOBAL NOTE]


CUSIP No. U87293AA1
ISIN No. US893934AA72

         9 1/8% [Series A] [Series B] Senior Subordinated Notes due 2010

No. ___                                                            $____________

                               TRANSMONTAIGNE INC.

promises to pay to _____________________________________________________________

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on June 1, 2010.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15


                                       TRANSMONTAIGNE INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


This is one of the Notes referred to
in the within-mentioned Indenture:


Dated: ________________, ____

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION, as Trustee


By:
    -------------------------------------
Authorized Signatory

                                      A-2-1

                  [BACK OF REGULATION S TEMPORARY GLOBAL NOTE]

          9 1/8% [SERIES A] [SERIES B] SENIOR SUBORDINATED NOTES DUE 2010

        Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        INTEREST. TransMontaigne Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 9 1/8% per annum from June 1, 2003 until maturity and shall pay the Additional Interest payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be December 1, 2003. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

        METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least ten Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        AGENT AND REGISTRAR. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                                      A-2-2

        INDENTURE. The Company issued the Notes under an Indenture dated as of May 30, 2003 ("INDENTURE") between the Company, the Guarantors listed on the signature page therein (the "GUARANTORS") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Initial Notes are obligations of the Company limited to $200.0 million in aggregate principal amount.

        OPTIONAL REDEMPTION.

        (a) At any time prior to June 1, 2007, the Company, at its option, may redeem in whole or in part the Notes at a redemption price equal to the sum of (i) the principal amount thereof, PLUS (ii) accrued and unpaid interest, if any, to the redemption date, plus (iii) the Applicable Premium at the redemption date.

        (b) Except as set forth in clause (a) above and clause (c) below, the Company shall not have the option to redeem the Notes prior to June 1, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

        Year                                                        Percentage
        ----                                                        ----------
        2007.....................................................   104.563%
        2008.....................................................   102.281%
        2009 and thereafter......................................   100.000%

        (c) Notwithstanding the provisions of clause (a) above, at any time on or prior to June 1, 2006, the Company may on one or more occasions redeem up to an aggregate of 35% of the principal amount of Notes issued under the Indenture at a redemption price equal to 109.125% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings of the Company to the extent the net cash proceeds thereof are contributed to the Company as a capital contribution to the common equity of the Company; PROVIDED that at least 65% of the aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Equity Offering.

        MANDATORY REDEMPTION.

        The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

        REPURCHASE AT OPTION OF HOLDER. Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to

                                      A-2-3

101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the "CHANGE OF CONTROL PAYMENT"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

        DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

        PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

        AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder; to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or acquisition by a successor to the Company pursuant to
Article 5 of the Indenture; to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture); to make any change that would that does not materially adversely affect the legal rights hereunder of any Holder of the Notes; or to comply with requirements of the SEC in order to effect or maintain the qualification of this Agreement under the Trust Indenture Act.

        DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with Section 4.15

                                      A-2-4
or 5.01 of the Indenture; (iv) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class to comply with certain other agreements in the Indenture; (v) default under certain other agreements relating to an aggregate amount of Indebtedness of the Company equal to or exceeding $10.0 million which default results in, among other things, the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money in excess of $10.0 million in the aggregate that remain undischarged for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect or is declared null and void and unenforceable or is found to be invalid or any Guarantor denies its liability under such Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium and Additional Interest, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

        TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

        NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes and the Guarantees.

        AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted

                                      A-2-5

Global Notes and Restricted Definitive Notes shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of May 30, 2003, between the Company and the parties named on the signature pages thereof (the "REGISTRATION RIGHTS AGREEMENT").

        CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

TransMontaigne Inc.
2750 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202
Attention: Erik B. Carlson, Esq.

                                      A-2-6

                                 ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      ------------------------

                                       Your Signature:
                                                      --------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)


Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-2-7

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                / / Section 4.10                  / / Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, state the amount you elect to have purchased:

                              $___________________

Date:
      ------------------------

                                       Your Signature:
                                                      --------------------------
                                           (Sign exactly as your name appears on
                                           the face of this Note)


                                       Tax Identification No.: _________________


Signature Guarantee*:
                      -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                      A-2-8

          SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE*

        The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

                                                            Principal Amount
                     Amount of de-        Amount of in-     [at maturity] of
                  crease in Principal  crease in Principal  this Global Note    Signature of
                    Amount [at ma-        Amount [at ma-     following such   authorized offi-
                   turity] of this       turity] of this    decrease (or in-  cer of Trustee or
Date of Exchange     Global Note           Global Note           crease)        Note Custodian
----------------  -------------------  -------------------  ----------------  ----------------



* This schedule should be included only if the Note is issued in global form.

                                      A-2-9

                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

TransMontaigne Inc.
2750 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202
Attention: Erik B. Carlson, Esq.


[REGISTRAR ADDRESS BLOCK]

                Re: 9 1/8% SENIOR SUBORDINATED NOTES DUE 2010

        Reference is hereby made to the Indenture, dated as of May 30, 2003 (the "INDENTURE"), between TransMontaigne Inc., as issuer (the "COMPANY"), the Guarantors listed on the signature page therein and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        ___________________, (the "TRANSFEROR") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "TRANSFER"), to ___________________________ (the "TRANSFEREE"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        (1)     / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        (2)     / /     CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL
INTEREST IN THE TEMPORARY REGULATION S GLOBAL NOTE, THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

        (3)     / /     CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

        (a)     / /     such Transfer is being effected pursuant to and in
accordance with Rule 144 under the Securities Act;

        or

        (b)     / /     such Transfer is being effected to the Company or a
subsidiary thereof;

        or

        (c)     / /     such Transfer is being effected pursuant to an effective
registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

        or

        (d)     / /     such Transfer is being effected to an Institutional
Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

        (4)     / /     CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

        (a)     / /     CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The
Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (b)     / /     CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The
Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

        (c)     / /     CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i)
The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       -----------------------------------------
                                               [Insert Name of Transferor]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:
       -----------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

        (a)     / /     a beneficial interest in the:

                (i)     / /     144A Global Note (CUSIP ___________), or

                (ii)    / /     Regulation S Global Note (CUSIP ___________), or

                (iii)   / /     IAI Global Note (CUSIP ___________); or

        (b)     / /     a Restricted Definitive Note.

After the Transfer the Transferee will hold:

[CHECK ONE]

        (a)     / /     a beneficial interest in the:

                (i)     / /     144A Global Note (CUSIP ___________), or

                (ii)    / /     Regulation S Global Note (CUSIP ___________), or

                (iii)   / /     IAI Global Note (CUSIP ___________); or

                (iv)    / /     Unrestricted Global Note (CUSIP ___________); or

        (b)     / /     a Restricted Definitive Note; or

        (c)     / /     an Unrestricted Definitive Note,

                in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

TransMontaigne Inc.
2750 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202
Attention: Erik B. Carlson, Esq.


[REGISTRAR ADDRESS BLOCK]


        Re: 9 1/8% SENIOR SUBORDINATED NOTES DUE 2010

(CUSIP _____________)

        Reference is hereby made to the Indenture, dated as of May 30, 2003 (the "INDENTURE"), between TransMontaigne Inc., as issuer (the "COMPANY"), the Guarantors listed on the signature page therein and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        __________________________, (the "OWNER") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "EXCHANGE"). In connection with the Exchange, the Owner hereby certifies that:

        (1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

        (a)     / /     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b)     / /     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Re-stricted Global Notes and pursuant to and in accordance with the Securities Act,
(iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c)     / /     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d)     / /     CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO
UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive
Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

        (a)     / /     CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A
RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] / / 144A Global Note, / / Regulation S Global Note, / / IAI Global
Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       -----------------------------------------
                                               [Insert Name of Transferor]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:
       -----------------------

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

TransMontaigne Inc.
2750 Republic Plaza
370 Seventeenth Street
Denver, Colorado 80202
Attention: Erik B. Carlson, Esq.


[REGISTRAR ADDRESS BLOCK]

        Re: 9 1/8% SENIOR SUBORDINATED NOTES DUE 2010

(CUSIP ____________)

        Reference is hereby made to the Indenture, dated as of May 30, 2003 (the "INDENTURE"), between TransMontaigne Inc., as issuer (the "COMPANY"), the Guarantors listed on the signature page therein and Wells Fargo Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $____________ aggregate principal amount of:

        (a)     / /     a beneficial interest in a Global Note, or

        (b)     / /     a Definitive Note,

        we confirm that:

        We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "SECURITIES ACT").

        We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an opinion of counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Se-curities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through
(E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

        We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

        We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                       -----------------------------------------
                                               [Insert Name of Transferor]


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


Dated:
       -----------------------

                                    EXHIBIT E

                          FORM OF NOTATION OF GUARANTEE

        For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, fully and unconditionally guaranteed, to the extent set forth in the Indenture (defined below) and subject to the provisions in the Indenture dated as of May 30, 2003 (the "INDENTURE") among TransMontaigne Inc., the Guarantors listed on the signature pages thereto and Wells Fargo Bank Minnesota, National Association, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; PROVIDED, HOWEVER, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                      TRANSMONTAIGNE PRODUCT SERVICES INC.


                                       BY:
                                                  ------------------------------
                                           NAME:
                                           TITLE:

                                      TRANSMONTAIGNE TRANSPORT INC.


                                       BY:
                                                  ------------------------------
                                           NAME:
                                           TITLE:

                                      COASTAL FUELS MARKETING, INC.


                                       BY:
                                                  ------------------------------
                                           NAME:
                                           TITLE:

                                      COASTAL TUG AND BARGE, INC.


                                       BY:
                                                  ------------------------------
                                           NAME:
                                           TITLE:

                                    EXHIBIT F

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

        SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated as of ________________, among __________________ (the "GUARANTEEING SUBSIDIARY"), a subsidiary of ____________________ (or its permitted successor), a [Delaware] corporation (the "COMPANY"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank Minnesota, National Association, as trustee under the indenture referred to below (the "TRUSTEE").

                              W I T N E S S E T H:

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "INDENTURE"), dated as of May 30, 2003 providing for the issuance of an aggregate principal amount of up to $200,000,000 of 9 1/8% Senior Subordinated Notes due 2010 (the "NOTES");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "NOTE GUARANTEE"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

        CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

        AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

        (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                        (i) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                        (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

        (b) The obligations hereunder shall be full and unconditional, irrespective of the validity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

        (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

        (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

        (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

        (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

        (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

        (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

        (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

        EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

        (j) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                        (i) subject to Sections 11.04 and 11.05 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                        (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

        (k) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        (l)     Except as set forth in Articles 4 and 5 and Section 11.05 of
Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

        RELEASES.

        (m) In the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Re-stricted Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; PROVIDED that the net proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

        (n) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

        NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

        NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

        THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ________________, ____

                                      [GUARANTEEING SUBSIDIARY]


                                       BY:
                                           -------------------------------------
                                           NAME:
                                           TITLE:

                                      TRANSMONTAIGNE PRODUCT SERVICES INC.


                                       BY:
                                           -------------------------------------
                                           NAME:
                                           TITLE:

                                      TRANSMONTAIGNE TRANSPORT INC.


                                       BY:
                                           -------------------------------------
                                           NAME:
                                           TITLE:

                                      COASTAL FUELS MARKETING, INC.


                                       BY:
                                           -------------------------------------
                                           NAME:
                                           TITLE:

                                      COASTAL TUG AND BARGE, INC.


                                       BY:
                                           -------------------------------------
                                           NAME:
                                           TITLE:

                                                                      SCHEDULE I

                             SCHEDULE OF GUARANTORS

        The following schedule lists each Guarantor under the Indenture as of the Issue Date:

TransMontaigne Product Services Inc.

TransMontaigne Transport Inc.

Coastal Fuels Marketing, Inc.

Coastal Tug and Barge, Inc.